EXHIBIT 10.3

GOFISH CORPORATION

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of December 3, 2008, by and among GoFish Corporation, a Nevada corporation (the “Company”), and the stockholders of the Company listed on Schedule A (each a “Stockholder” and collectively the “Stockholders”).

RECITALS

A.           The Stockholders listed on Schedule A hereto (the “Investors”) and the Company are parties to that certain Securities Purchase Agreement, dated as of December 3, 2008 (the “Purchase Agreement”), relating to the issue and sale of (i) shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”), which shares are convertible into shares (the “Common Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”), and (ii) warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”).  The number and type of securities of the Company held by each Investor is set forth on Schedule A hereto.

B.           The obligations of the Company and the Investors under the Purchase Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Stockholders and the Company.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereto agree as follows:
1.           Registration Rights

1.1           Definitions

For purposes of this Section 1, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California or the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the one hundred eightieth (180th) calendar day following the date hereof; provided, however, that in the event the Company is notified by the Commission that the Initial Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to the Initial Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the date otherwise required above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means any person or entity owning of record or having the right to acquire Registrable Securities or any assignee of record thereof in accordance with Section 1.9 hereof.

“Initial Registration Statement” means the initial Registration Statement required to be filed pursuant to Section 1.2.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) all of the Common Shares, (b) all Warrant Shares, (c) any additional shares of Common Stock issuable in connection with any anti-dilution provisions with respect to the Common Shares or the Warrant Shares and (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that the Company shall not be required to maintain the effectiveness, or file another Registration Statement hereunder, with respect to any Registrable Securities that are not subject to the current public information requirement under Rule 144 and that are eligible for resale without volume or manner-of-sale restrictions without current public information pursuant to Rule 144 promulgated by the Commission pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the transfer agent of the Company.

“Registration Statement” means any registration statement filed pursuant to Section 1, including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act, in each case, as reasonably interpreted in good faith upon the mutual agreement of the Company and the Holders or the Legal Counsel.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Bulletin Board, the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

1.2           Initial Shelf Registration

As soon as practicable after the date hereof, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by SEC Guidance for an offering to be made on a continuous basis pursuant to Rule 415.  Such Registration Statement filed hereunder shall be on Form S-3 or, if such form is not available to the Company, Form S-1.  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent of the Company and reasonably acceptable to the affected Holders (the “Effectiveness Period”).

1.3           Demand Registration

(a)           Subject to the right of the Company to suspend the availability of a Registration Statement or Prospectus pursuant to Section 1.5(k), if at any time during the Effectiveness Period the Registration Statement required to be filed under Section 1.2 shall not be effective under the Securities Act by the Effectiveness Date covering the resale of all of the Registrable Securities (for any reason and notwithstanding SEC Guidance), then the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding may request that the Company file a Registration Statement covering the resale of all of such Registrable Securities then outstanding as permitted by SEC Guidance for an offering to be made on a continuous basis pursuant to Rule 415.  Such Registration Statement filed hereunder shall be on Form S-1 or Form S-3 (if available to the Company) or other appropriate form.  The Holders initiating such registration shall advise the Company as part of their request pursuant to this Section 1.3 if the distribution of such Registrable Securities shall be by means of an underwriting.  Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective through the Effectiveness Period.

(b)           The Company shall not be required to effect a registration pursuant to this Section 1.3:

(i)           after the Company has effected three (3) registrations pursuant to this Section 1.3, and such registrations have been declared or ordered effective (the “Maximum Demand Registrations”); provided, however, that if due to SEC Guidance or any other reason, all Registrable Securities are not registered in three (3) registrations then the Maximum Demand Registrations shall be increased to equal such number of additional registrations as necessary to provide for resale of all Registrable Securities on a continuous basis pursuant to Rule 415;

(ii)           if the Company has effected a registration pursuant to this Section 1.3 within the preceding six (6) months, and such registration has been declared or ordered effective;

(iii)           during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.4, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective (other than a registration relating to the issuance or sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an acquisition or other transaction to which Rule 145 under the Securities Act is applicable);

(iv)           if the Company shall furnish to Holders requesting a registration pursuant to this Section 1.3, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time because the sale of Registrable Securities covered by such registration or the disclosure of information therein or in any related prospectus or prospectus supplement would materially interfere with a transaction or development involving the Company for sales of Registrable Securities thereunder to then be permitted, and setting forth in general terms the reasons for such determination, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any other capital stock during such ninety (90) day period (other than a registration relating to the issuance or sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an acquisition or other transaction to which Rule 145 under the Securities Act is applicable); or

(v)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

1.4           Piggyback Registration

If, at any time during the Effectiveness Period, there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock incentive or other employee benefit plans, then the Company shall deliver to each Holder a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Holder shall so request in writing, the Company shall use its reasonable best efforts to include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 1.4 that are eligible for resale pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.5           Registration Procedures

In connection with the Company’s registration obligations under Section 1.2, 1.3 and 1.4, the following provisions shall apply:

(a)           Subject to Section 1.6 below, the Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 1 (“Legal Counsel”), which shall be Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP or such other counsel as thereafter designated by the Holders of at least two-thirds of the Registrable Securities.  The Company shall reasonably cooperate with the Legal Counsel in the Company's performance of its obligations under this Agreement.

(b)           Not less than five Business Days prior to the filing of each Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall, (i) furnish to each Holder and Legal Counsel copies of all such documents proposed to be filed, which documents (other than those incorporated)  will be subject to the review of such Holders and Legal Counsel, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable belief of Legal Counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of at least two-thirds of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Business Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed selling stockholder questionnaire in reasonable form prepared by the Company’s counsel on a date that is not less than two (2) Business Days prior to the filing date of the Registration Statement.

(c)           The Company shall telephonically request effectiveness of a Registration Statement as of 4:00 PM Eastern Time on a Business Day.  The Company shall promptly notify the Holders via facsimile or by e-mail of the effectiveness of a Registration Statement covering any Registrable Securities after the Company telephonically confirms effectiveness with the Commission. The Company shall, by 9:00 AM Eastern Time on, or before, the Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.  Subject to the Company’s obligations under Section 1.2(a) to prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities, but notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement, unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by Warrant Shares (applied, in the case that some Warrant Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Warrant Shares held by such Holders) before reducing the number of Registrable Securities represented by Common Shares.  In the event of a cutback hereunder, the Company shall give the Holder at least five Business Days prior written notice along with the calculations as to such Holder’s allotment.

(d)           (i) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company) and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(e)           The Company shall notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (i) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (any of the foregoing, a “Proceeding”) for such purpose (which notice thereof to the Holders of Registrable Securities shall be provided promptly, but not later than two Business Days of the date of the Company’s actual knowledge of such Proceeding); (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that, any and all of such information shall remain confidential to each Holder (other than disclosure to a Holder’s managers, employees, agents, affiliates, accountants, attorneys and advisors, provided such other party agrees to maintain the confidentiality of such information) until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, notwithstanding each Holder’s agreement to keep such information confidential that, the Holders make no acknowledgement that any such information provided pursuant to this Section 1.5(e) is material, non-public information.  The Company shall be entitled to exercise its right under this Section 1.5(e) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed an aggregate sixty (60) days in any 12 month period; provided, however, that, without the consent of the Holders of at least two-thirds of the Registrable Securities no such postponement or suspension shall be permitted for more than a consecutive thirty (30) days.

 (f)           The Company shall use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(g)           The Company shall furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Holder, and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the Commission’s EDGAR (or successor) electronic system need not be furnished in physical form.

(h)           If FINRA Rule 2710 requires any broker-dealer to make a filing prior to executing a sale by a Holder, the Company shall (i) make an Issuer Filing with the FINRA Corporate Financing Department pursuant to proposed FINRA Rule 2710(b)(10)(A)(i), (ii) respond within five Trading Days to any comments received from FINRA in connection therewith and (iii) and pay the filing fee required in connection therewith.

(i)           Prior to any resale of Registrable Securities by a Holder, the Company shall use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that, the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j)           If requested by a Holder, the Company shall cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement.

(k)           Upon the occurrence of any event contemplated by Section 1.5(e), the Company shall, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 1.5(e) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

(l)           The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

(m)           In the event of any underwritten public offering under Section 1.3 or 1.4, each Holder participating in such underwriting shall also enter into and perform its obligations under the underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the managing underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the managing underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders, except that no Registrable Securities shall be excluded until all other securities of other selling stockholders shall have been excluded, but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering).

(n)           Cause all Registrable Securities relating to the Registration Statement to be listed on the Trading Market on which similar securities issues by the Company are then listed.

1.6.           Registration Expenses

All expenses (other than underwriting discounts and commissions incurred in connection with registrations, which shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered), filings or qualifications pursuant to Sections 1.2, 1.3 or 1.4,  including, without limitation, all registration, filing and qualification fees (including “blue sky” fees), fees for establishing a transfer agency and registrars fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the selling Holders hereunder (such fees and disbursements not to exceed $50,000), which special counsel shall be selected by Holders owning at least two-thirds of the Registrable Securities then being registered, and any other reasonable expenses incurred by the Company or any Holder pursuant to any provision of this Agreement shall be borne by the Company.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be registered in the withdrawn registration) unless (a) the withdrawal is based on upon material adverse information concerning the Company of which the Holders initiating the request were not aware at the time of such request or (b) a majority of the Holders initiating the request agree to forfeit their right to one requested registration pursuant to Section 1.3, in which event such right shall be forfeited by all Holders.  Except as provided above, all other expenses incurred by any Holder in connection with a registration requested pursuant to Sections 1.2, 1.3 and 1.4, including fees and disbursements of counsel for the selling Holder or Holders, shall be borne by such Holder or Holders incurring such expenses.

1.7           Prospectus Delivery Requirements; Discontinued Disposition

(a)           Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(b)           By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 1.5(e)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

1.8           Indemnification

(a)           The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the partners (general and limited), members, officers, directors, stockholders, managers, agents, brokers, advisors and employees of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or Exchange Act and the partners (general and limited), members, officers, directors, stockholders, managers, agents, brokers and employees of each such controlling person or entity, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 1.5(e), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 1.7(b). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b)           Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other stockholder selling securities in such Registration Statement or any controlling person of any such underwriter or other stockholder, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus or form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising solely out of or based solely upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or form of prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 1.5(e), to the extent that the such Holder uses an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 1.7(b). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)           If any Proceeding shall be brought or asserted against any person or entity entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person or entity from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel mutually satisfactory to the parties and the payment of all fees and expenses incurred in connection with defense thereof; provided, that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.  Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that, the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined not to be entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)           If the indemnification under Section 1.8(a) or 1.8(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 1.8(d), no Holder shall be required to contribute, in the aggregate, any amount that exceeds the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding.  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

1.8           Limitations on Subsequent Registration Rights

From and after the date of this Agreement until all Registrable Securities have been sold under a Registration Statement or all Registrable Securities may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 (without the requirement for the Company to be in compliance with the current public information requirement under Rule 144), the Company shall not, without either (i) the prior written consent of the Holders of at least two-thirds of the Registrable Securities then outstanding or (ii) the unanimous approval of the entire Board, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include any securities of the Company in any registration statement filed by the Company or require the Company to file a registration statement covering any such securities.

1.9           Assignability

(a)           The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee, or assignee of such securities that is a subsidiary, parent, member, retired member, partner or limited partner of a Holder or an affiliated investment fund of a Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing a copy of which writing is provided to the Company at the time of transfer to be bound by and subject to the terms and conditions of this Agreement.

(b)           If any of the Registrable Securities are transferred or assigned by a Holder in accordance with the terms of the Purchase Agreement, the Warrants and this Agreement, then, upon request by the transferring Holder, the Company shall use its reasonable best efforts (at the earliest opportunity practicable) to enable such transferee or assignee to resale such transferred or assigned Registrable Securities using the Registration Statement filed and made effective pursuant to this Agreement and the related Prospectus by filing a post-effective amendment or prospectus supplement, naming such transferee or assignee as a selling under such Registration Statement and Prospectus.

1.10           Reporting Status and Public Information

During the Registration Period, the Company agrees to use reasonable best efforts to (a) timely file all documents with the Commission, (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times, (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act and (d) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.           Board of Directors

2.1           Definitions

For purposes of this Section 2, the following terms have the following meanings:

“Subject Securities” shall mean (i) all voting securities of the Company (including all shares of capital stock of the Company owned beneficially or of record by a Stockholder as of the date of this Agreement) and (ii) all additional voting securities of the Company which a Stockholder acquires or becomes the owner of beneficially or of record during the period from the date of this Agreement through the Termination Date.

“Termination Date” shall mean the date on which 81,176,480 or more of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) purchased by Panorama Capital, Rembrandt, Rustic and ITD (as each such term is defined herein) pursuant to the terms of the Purchase Agreement have been sold by such purchasers.

2.2           Representations of Stockholders

As of the Closing (as defined in the Purchase Agreement), each of the Stockholders represents and warrants that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) and of record that number of shares of Common Stock and Series A Preferred Stock of the Company set forth opposite such Stockholder’s name on Schedule A (collectively, the “Shares”), respectively, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or operation of law); (b) except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of capital stock of the Company and there are no voting trusts, proxies or voting agreements with respect to such Shares; (c) such Stockholder does not beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) any additional shares of capital stock of the Company other than the Shares and, except as disclosed on Schedule A, does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company; and (d) such Stockholder has full power and authority to perform such Stockholder’s obligations under this Section 2.  Each of the Stockholders further represents and warrants that the execution and delivery of this Agreement do not, and the performance of this Section 2 by such Stockholder will not (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its assets is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other individual or entity (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s affiliates or assets is or may be bound or affected; or (iii) require any consent or approval of any other person or entity.

2.3           Agreement to Vote Shares

From the date after the Subsequent Closing at which Panorama Capital, Rembrandt and Rustic have purchased from the Company the amounts set forth in the aggregate opposite their names on Schedule A-1 and Schedule A-2 (including any amounts purchased at the Closing or any prior Subsequent Closing, as such terms are defined in the Purchase Agreement) of the Purchase Agreement until the Termination Date, each Stockholder hereby agrees to vote all Subject Securities (to the extent then entitled to vote) then owned by such Stockholder at every meeting of the stockholders of the Company and at any adjournment or postponement thereof, and on every matter submitted for action or approval by written consent of the stockholders of the Company, in accordance with the provisions of this Section 2.

2.4           Board Size; Quorum

Each Stockholder shall vote all Subject Securities then owned by such Stockholder at every meeting of Stockholders, and give written consent, with respect to such Shares to ensure that the size of the Board shall be set and remain at eight (8) directors.  In addition, the Company and the parties hereby agree that the Board shall not take any action at a regular or special meeting of directors without a quorum of directors that includes at least a majority of the Investor Directors.

2.5           Election of Directors

On all matters relating to the election of one or more directors of the Company, each Stockholder agrees to take all actions necessary, including, without limitation, the voting of its Subject Securities then owned by such Stockholder (or as to which they then have voting power), the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the amendment of the Bylaws of the Company, and the waiving of notice and attending of meetings, as may be necessary to elect the following individuals to the Board:

(a)           Four (4) representatives designated by holders of a majority of the outstanding shares of the Common Stock issuable or issued upon conversion of the Series A Preferred Stock (the “Investor Directors”), (i) one of whom shall be designated by Panorama Capital, L.P. (“Panorama Capital”) for so long as Panorama Capital shall own not less than 16,666,667 of the Common Stock issued or issuable upon conversion of Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) purchased by Panorama Capital pursuant to the Purchase Agreement and which designee shall initially be Michael Jung, (ii) one of whom shall be designated by Rustic Canyon Partners (“Rustic”) for so long as Rustic shall own not less than 12,500,000 of the Common Stock issued or issuable upon conversion of Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) purchased by Rustic pursuant to the Purchase Agreement and which designee shall initially be Mark Menell, (iii) one of whom shall be designated by Rembrandt Venture Partners (“Rembrandt”) for so long as Rembrandt shall own not less than 8,333,333 of the Common Stock issued or issuable upon conversion of Series A Preferred Stock as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) purchased by Rembrandt pursuant to the Purchase Agreement and which designee shall initially be Richard Ling and (iv) one of whom shall be designated by Internet Television Distribution, Inc. and its affiliates (“ITD”) for so long as ITD shall own not less than 3,088,240 of the Common Stock issued or issuable upon conversion of Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) purchased by ITD pursuant to the Purchase Agreement and which designee shall initially be Riaz Valani.

(b)           Two (2) representatives of Company management (the “Common Directors”), one of whom shall be the Company’s then current Chief Executive Officer of the Company and the other of whom shall be the Company’s then current President.  The initial directors designated pursuant to this Section 2.5(b) shall be Matt Freeman and Tabreez Verjee.

(c)           Two (2) individuals who are not then officers or employees of the Company and who are not affiliated with holders of shares of Series A Preferred Stock or Company management, and who are designated with the mutual agreement (in good faith) of both (i) the Common Directors and (ii) a majority of the Investor Directors.   The initial directors designated pursuant to this Section 2.5(c) shall be James Moloshok and John Durham.   Notwithstanding the foregoing requirement that the individuals designated pursuant to this Section 2.5 (b) not be officers or employees of the Company or affiliated with holders of shares of Series A Preferred Stock or Company management, it is hereby agreed and understood among the parties hereto that such requirement shall not apply to James Moloshok, and that James Moloshok may not be removed from the Board solely as a result of being an officer or employee of the Company or affiliated with holders of shares of Series A Preferred Stock or Company management.

2.6           Committees

Each Stockholder agrees to take all actions necessary within its control, including the voting of its Subject Securities then owned by such Stockholder (or as to which they then have voting power), the execution of written consents, the calling of special meetings, and the waiving of notice and attending of meetings, and the Company agrees to take all actions necessary within its control, so that for so long as Panorama Capital owns at least 16,666,667 shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like): (i) the Compensation Committee of the Board shall consist of three (3) members, at least two (2) of which shall be Investor Directors; and (ii) each committee of the Board shall include, at the option of Panorama Capital, the member of the Board designated by Panorama Capital pursuant to Section 2.5(a) above.

2.7           Removal; Filling of Vacancies

On all matters relating to the removal of one or more directors of the Company, each Stockholder shall vote at regular or special meetings of Stockholders, and give written consent, with respect to such number of Subject Securities then owned by them (or as to which they then have voting power) as may be necessary to remove from the Board any director selected for removal by the Stockholders entitled to designate such director pursuant to Section 2.5.  Any vacancy created by such removal shall be filled only by the Stockholder(s) entitled to designate such director pursuant to Section 2.5.  No director elected pursuant to Section 2.5 may be removed without the vote or written consent of the Stockholder(s) entitled to designate such director pursuant to Section 2.5.  In the event of the resignation, death or disqualification of a director, the Stockholder(s) entitled to designate such director shall promptly nominate a new director in accordance with Section 2.5, and each Stockholder shall promptly vote all of its Subject Securities to elect such nominee to the Board.  In the event that any director is elected to the Board as the result of the filling of a vacancy by members of the Board, then at any time thereafter, upon the written request of Stockholder(s) entitled to designate such director pursuant to Section 2.5, and without limiting the generality of Section 2.10, the Company shall use its reasonable best efforts to cause, as promptly as is possible and in compliance with the Company’s Articles of Incorporation and Bylaws, either a meeting of stockholders to be held or a written consent of stockholders to be circulated, in each case submitting to the vote or written consent of stockholders, respectively, the proposed removal of such director or election of a substitute director in lieu thereof in accordance with this Section 2.

2.8           No Liability for Election of Recommended Directors

Neither the Company, the Stockholders, nor any officer, director, stockholder or shareholder, partner (general or limited), employee, affiliate or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Section 2.

2.9           Grant of Proxy; No Voting Trusts

(a)           Should the provisions of this Section 2 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Section 2 to the extent permissible under applicable law.  Upon the failure of any party hereto to vote their shares of capital stock of the Company in accordance with the terms of Section 2 of this Agreement at a meeting duly called by the Company, such party hereby grants, to the extent permissible under applicable law, to a stockholder designated by the Board a proxy coupled with an interest in all shares of capital stock owned by such party, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 2.9(a) is amended to remove such grant of proxy in accordance with Section 4.2 hereof, to vote all such shares of capital stock in the manner provided in Section 2 hereof.

(b)           Each of the Stockholders agrees that, prior to the Termination Date, such Stockholder will not, nor will such Stockholder permit any person or entity under such Stockholder’s control to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any proxy or arrangement with respect to the voting of the Subject Securities other than agreements entered into with the Company.

2.10           Voting Related Covenants of the Company

The Company agrees to use its reasonable best efforts to ensure that the rights granted under this Section 2 are effective and that the parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s reasonable best efforts to cause the nomination and election of the directors as provided above, by causing a meeting of stockholders to be held or by causing a written consent of stockholders to be circulated as promptly as possible in accordance with applicable law.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 2 and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the parties hereto assuming conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment.

2.11           Manner of Voting; Termination

The voting of Subject Securities pursuant to this Section 2 may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.  The provisions of this Section 2 shall terminate on the Termination Date.

3.           Participation right

3.1           Participation Right

The Company hereby grants to each Investor holding at least 7,000,000 shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) (a “Significant Investor”) a participation right to purchase securities in future sales by the Company of its New Shares (as hereinafter defined) on the terms and conditions set forth in this Section 3.  A Significant Investor shall be entitled to apportion the participation right hereby granted it among itself and its existing partners, members and any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, such Significant Investor, in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the Securities Act or any similar exemption under applicable state securities laws in connection with such sale of New Shares by the Company.

3.2           Notice

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “New Shares”), the Company shall take the following actions with respect to each Significant Investor:

(a)           The Company shall deliver a notice in accordance with Section 4.3 (the “Participation Right Notice”) to the Significant Investor stating (i) the Company’s bona fide intention to offer such New Shares, (ii) the number of such New Shares to be offered, (iii) the price and terms upon which the Company proposes to offer such New Shares and (iv) the number of New Shares which such Significant Investor is entitled to purchase.

(b)           By written notification received by the Company, within twenty (20) calendar days after receipt of the Participation Right Notice, each Significant Investor may elect to purchase, at the time of consummation of such proposed issuance and sale, and at the price and on the terms specified in the Participation Right Notice, up to such number of New Shares proposed for issuance and sale as would be required to enable such Significant Investor to maintain its then existing ownership percentage in the Company following such issuance on a fully diluted basis (assuming full conversion and exercise of all outstanding convertible and exercisable securities, but without regard to reserved but unissued options), at the level maintained by such Significant Investor immediately prior to such proposed issuance of the New Shares (the “Pro Rata Share”).  To the extent that not all of the New Shares covered by the Participation Right Notice are purchased by Significant Investors, the Company may, during the one hundred twenty (120) day period following the expiration of the twenty (20) calendar period above, sell the New Shares to any persons or entities at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Participation Right Notice.

(c)           If the Company does not enter into an agreement for the sale of the New Shares within one hundred twenty (120) day period following the expiration of the period provided in Section 3.2(b) hereof and the Company does not consummate such agreement during such period, the right provided hereunder shall be deemed to be revived and the Company shall be required to submit another Participation Right Notice and comply with the procedures set forth in this Section 4 in order to issue any such New Shares.

3.3           Exceptions

(a)           The participation right in this Section 3 shall not be applicable to:

(i)           the issuance of Series A Preferred Stock or Warrants pursuant to the Purchase Agreement, or the issuance of shares of Common Stock upon the conversion of such shares of Series A Preferred Stock or exercise of such Warrants;

(ii)           the issuance of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(iii)           the issuance of shares of Common Stock or options therefor to employees, consultants, officers, directors or other service providers of the Company directly or pursuant to a stock option plan or restricted stock purchase plan approved by the Board;

(iv)           the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof;

(v)           the issuance of stock, warrants or other securities in connection with any bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board (including the approval of a majority of the Investor Directors);

(vi)           the issuance or sale of stock, warrants or other securities or rights to persons or entities with which the Company has strategic business relationships provided such issuances are for other than primarily equity financing purposes and such issuances are approved by the Board (including the approval of a majority of the Investor Directors); or

(vii)           shares of Common Stock issued or issuable in connection with any transaction where such securities so issued are exempted from the participation right in this Section 3 by the unanimous vote of the entire Board.

(b)           In addition to the foregoing, the participation right in this Section 3 shall not be applicable with respect to any Significant Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Significant Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

3.4           Assignability

The participation right set forth in this Section 3 may not be assigned or transferred, except such right is assignable by each Significant Investor to the same extent, and in the same circumstances, as the registration rights provided hereunder are transferable by Holders pursuant to Section 1.9.

3.5           D&O Insurance

The Company shall maintain a D&O insurance policy covering the directors and officers of the Company in amounts approved by the Board (including the approval of at least a majority of the Investor Directors).  The Company shall use its reasonable best efforts to maintain the Company's Articles of Incorporation and Bylaws (or similar charter documents) to require the Company to indemnify its directors and officers to the fullest extent permitted by law (including to seek to amend such Articles of Incorporation and Bylaws (or similar charter documents) to the extent the law permits greater indemnification than then permitted by such Articles of Incorporation and Bylaws (or similar charter documents).

4.           Miscellaneous

4.1           Additional Company Covenants

(a)           The Company shall use good faith commercially reasonable efforts to reincorporate under the laws of the State of Delaware within six (6) months following the date hereof.  The Company and the other parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Section 4.1, including, without limitation, making such changes to any documents and agreements entered into between the Company and one or more parties to this Agreement that are currently governed by Nevada law in order to provide such parties with substantially the same benefits and rights under such documents and agreements pursuant to Delaware law as may be available under Nevada law upon the reasonable request of an Investor.

(b)           Promptly following the Closing (as defined in the Purchase Agreement) the Company shall take down Registration Statement Nos. 333-142460 and 333-145406 to reflect that all registration rights associated with the securities registered on such registration statements have irrevocably been cancelled, expired and no longer in force or effect.

4.2           Remedies

In the event of a breach by the Company or by a Stockholder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Stockholder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

4.2           Amendments and Waivers

Any term of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the Investors holding at least two-thirds of the number of then outstanding shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock; provided, however, that with respect to any waiver or amendment adversely affecting the rights hereunder of Stockholders of any class or series of capital stock in a manner that is different in any material respect from the manner in which the rights hereunder of the Stockholders of any other class or series of capital stock are being adversely affected by such waiver or amendment, the consent of the Stockholders of at least a majority of the issued and outstanding shares of such class or series of capital stock so being treated differently that is then held by such Stockholders is required to effect such waiver or amendment; provided, further that, any amendment or waiver affecting the right of Panorama Capital, Rembrandt, Rustic or ITD to designate an Investor Director shall require the separate written consent of Panorama Capital, Rembrandt, Rustic or ITD, respectively  Any amendment or waiver effected in accordance with this Section shall be binding upon the Company and each Stockholder.

4.3           Notices

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) three business days after deposit in the U.S. mail with registered mail receipt requested postage prepaid and addressed to the other party at the address set forth on the signature pages hereof; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth on the signature pages hereof with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 4.3 by giving the other party written notice of the new address in the manner set forth above.

4.4           Successors and Assigns

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.5           Execution and Counterparts

This Agreement may be executed in multiple counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.6           Governing Law

This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties; provided, however, that matters pertaining to the Company as a corporation shall be governed by the laws of the state of incorporation of the Company.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in the City of San Francisco, in the State of California, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

4.7           Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.8           Headings

The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.9           Entire Agreement

This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

4.11           Independent Nature of Holders’ Obligations and Rights

The obligations of each Stockholder hereunder are several and not joint with the obligations of any other Stockholder hereunder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Stockholder pursuant hereto or thereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Stockholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose.

4.12           Aggregation of Stock

All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GOFISH CORPORATION

By:	/s/ Tabreez Verjee

Name:	Tabreez Verjee

Title:	President

Address:	GoFish Corporation
706 Mission Street, 10th Floor
San Francisco, CA 94103

Facsimile:	415-978-3020

STOCKHOLDER:

REMBRANDT VENTURE PARTNERS FUND TWO, L.P.

By:	/s/ Richard Ling

Name:	Richard Ling

Title:	Managing Member of Rembrandt Venture
Partners Fund Two, LLC, its General Partner

Address:	2200 Sand Hill Road, Suite 160
Menlo Park, CA 94025

Facsimile:	650-326-3780

REMBRANDT VENTURE PARTNERS FUND TWO-A, L.P.

By:	/s/ Richard Ling

Name:	Richard Ling

Title:	Managing Member of Rembrandt Venture
Partners Fund Two, LLC, its General Partner

Address:	2200 Sand Hill Road, Suite 160
Menlo Park, CA 94025

Facsimile:	650-326-3780

STOCKHOLDER:

PANORAMA CAPITAL, L.P.

BY: PANORAMA CAPITAL MANAGEMENT, L.L.C., ITS GENERAL PARTNER

By:	/s/ Audrey Vallen

Name:	Audrey Vallen

Title:	CFO

Address:	2440 Sand Hill Road, #302
Menlo Park, CA 94025

Facsimile:	650-234-1437

STOCKHOLDER:

RUSTIC CANYON VENTURES III, L.P.

BY: RUSTIC CANYON PARTNERS, LLC, ITS GENERAL PARTNER

By:	/s/ Mark Menell

Name:	Mark Menell

Title:	Member

Address:	203 Redwood Shores Parkway
Suite 450
Redwood Shores, CA 94065
Facsimile:	650-649-2321

STOCKHOLDER:

QATALYST PARTNERS LP*

By:	/s/ Jonathan Turner

Name:	Jonathan Turner

Title:	President

Address:	3 Embarcadero Center, Suite 600
San Francisco, CA 94111

Facsimile:	415-399-7855

* Qatalyst Partners LP is only a party under this Agreement with respect to, and only has rights and obligations under this Agreement with respect to, Section 1 and Section 4.2 through 4.12